FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Richard G. Smith Chief Financial Officer Ph: (773) 380-6587	Leslie Loyet Analyst Inquiries (312) 640-6672

FOR IMMEDIATE RELEASE
MONDAY, JULY 21, 2008

DEERFIELD CAPITAL CORP. ACQUIRES CDO MANAGEMENT CONTRACT

PROVIDES CORPORATE UPDATE

CHICAGO, July 21, 2008 — Deerfield Capital Corp. (NYSE: DFR) today announced the acquisition of the management contract for Robeco CDO II Limited, a collateralized debt obligation (CDO) previously managed by Robeco Investment Management, Inc. The CDO is collateralized primarily by high-yield corporate bonds. As of June 17, 2008, the aggregate principal balance of the CDO was approximately $201 million. The CDO has a stated maturity of August 20, 2013, and is subject to customary early amortization provisions.

Commenting on this transaction, Jonathan Trutter, chief executive officer, said, “This is the first transaction in our previously announced strategy to acquire CDO management contracts. We were able to acquire the majority of the ongoing management fee stream from the CDO without the payment of any purchase price to the prior manager.  We see significant revenue and earnings growth potential in the CDO management contract roll-up strategy and believe Deerfield is well positioned to execute additional transactions going forward.”

Including this contract acquisition, Deerfield now manages 31 CDOs and structured products and has total assets under management exceeding $13 billion.

Corporate Update

Liquidity
Unencumbered residential mortgage backed securities (RMBS) and unrestricted cash and cash equivalents as of June 30, 2008 totaled $57.4 million compared to $56.4 million as of the end of the first quarter. In addition, the net equity in the financed RMBS portfolio, including associated interest rate swaps totaled approximately $28.3 million at quarter end. The total cash, unencumbered liquid securities and net equity in financed liquid securities was approximately $85.7 million at June 30, 2008.

Assets under Management (AUM)
As of July 1, 2008, AUM totaled approximately $13.0 billion. The following table summarizes AUM for each product category:

	Number of Accounts	AUM as of July 1, 2008 (1)
CDOs (2)
Bank Loans (3)	15	$5,151,278
Investment grade credit	2	620,883
Asset-backed securities	13	6,336,532

Total CDOs	30	12,108,693
Investment Funds (4)
Fixed income arbitrage	1	436,156

Separately Managed Accounts (5)	6	431,480

TOTAL AUM (6)		$12,976,329

1	AUM numbers are reported as of July 1, 2008, rather than as of June 30, 2008, to be inclusive of any investment fund contributions effective on the first of the month.

2	CDO AUM numbers generally reflect the aggregate principal or notional balance of the collateral and, in some cases, the cash balance held by the CDOs and are as of the date of the last trustee report received for each CDO prior to July 1, 2008. Our CDOs/Bank loans AUM includes AUM related to our structured loan fund.

3	The AUM for our Euro-denominated CDO has been converted into U.S. dollars using the spot rate of exchange on June 30, 2008.

4	The Number of Accounts for the Investment Funds does not include feeder funds, although some of our management fees are paid pursuant to contracts with those feeder funds.

5	AUM for certain of the separately managed accounts is a multiple of the capital actually invested in such account. Management fees for these accounts are paid on this levered AUM number.

6	Included in Total AUM are $295.3 million and $300.8 million related to Market Square CLO and DFR MM CLO, respectively. DCM manages these vehicles but is not contractually entitled to receive any management fees from these CDOs for so long as 100% of the equity is held by Deerfield Capital LLC or an affiliate thereof.

REIT Status
Similar to the end of the first quarter of 2008, as of June 30, 2008, the company held $1.0 billion of U.S. treasury bills. These securities were purchased to assist the company in complying with the applicable REIT qualification tests as of June 30, 2008.

About the Company

Deerfield Capital Corp. is a real estate investment trust, or REIT, with a portfolio comprised primarily of fixed income investments, including U.S. government securities, corporate debt, residential mortgage backed securities and related hedges. In addition, through its subsidiary, Deerfield Capital Management LLC, it manages assets for third party clients, including government securities, corporate debt, residential mortgage backed securities and asset-backed securities.

For more information, please go to the company website at www.deerfieldcapital.com

* * Notes to Follow * *

NOTES TO PRESS RELEASE

Certain statements in this press are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to such things as the intent of Deerfield Capital Corp. (DFR) to restore compliance with the New York Stock Exchange (NYSE) continued listing standards and any other statements regarding future results or expectations. Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond DFR’s control. The forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

Relating to our business generally:

•	DFR’s current noncompliance with the continued listing standards of the NYSE and the potential that DFR may be unable able to restore its compliance with those listing standards, its common stock may be suspended or delisted and it may be unable to obtain an alternative listing for its common stock;

•	actual financial results may differ from any projections or estimates;

•	effects of the current dislocation in the subprime mortgage sector and the weakness in the mortgage market and credit markets generally;

•	rapid changes in market value of and/or sales of residential mortgage-backed securities (RMBS) and other assets, making it difficult for us to maintain our real estate investment trust (REIT) qualification or our current or any alternative exemption from the Investment Company Act of 1940, as amended (1940 Act);

•	failure to comply with covenants contained in the agreements governing our indebtedness;

•	limitations and restrictions contained in instruments and agreements governing indebtedness;

•	ability to maintain adequate liquidity, including ability to raise additional capital and secure additional financing;

•	changes in the general economy or debt markets in which we invest;

•	increases in borrowing costs relative to interest received on assets;

•	the costs and effects of the current Securities and Exchange Commission (SEC) investigation into certain mortgage securities trading procedures in connection with which the SEC has requested information from DFR and Deerfield Capital Management LLC (DCM) regarding certain mortgage securities trades of ours;

•	changes in investment strategy;

•	ability to continue to issue collateralized debt obligation (CDO) vehicles, which can provide us with attractive financing for debt securities investments;

•	effects of CDO financings on cash flows;

•	loss of key personnel, most of whom are not bound by employment agreements;

•	adverse changes in accounting principles, tax law, or legal/regulatory requirements;

•	changes in REIT qualification requirements, making it difficult for us to conduct our investment strategy, and failure to maintain our qualification as a REIT;

•	failure to comply with applicable laws and regulations;

•	liability resulting from actual or potential future litigation;

•	the costs, uncertainties and other effects of legal and administrative proceedings;

•	the impact of competition; and

•	actions of domestic and foreign governments and the effect of war or terrorist activity.

Relating to the DFR investment portfolio:

•	impact of DFR’s changes in its strategy surrounding the composition of its investment portfolio;

•	widening of mortgage spreads relative to swaps or treasuries leading to a decrease in the value of DFR’s mortgage portfolio resulting in higher counterparty margin calls and decreased liquidity;

•	effects of leverage and indebtedness on portfolio performance;

•	effects of defaults or terminations under repurchase transactions, interest rate swaps and long-term debt obligations;

•	higher or lower than expected prepayment rates on the mortgages underlying DFR’s RMBS portfolio;

•	illiquid nature of certain of the assets in DFR’s investment portfolio;

•	increased rates of default on DFR’s investment portfolio (which risk rises as the portfolio seasons) and decreased recovery rates on defaulted loans;

•	DFR’s inability to obtain favorable interest rates, margin or other terms on the financing that is needed to leverage DFR’s RMBS and other positions;

•	flattening or inversion of the yield curve (short term interest rates increasing at a greater rate than longer term rates), reducing DFR’s net interest income on its financed mortgage securities positions;

•	DFR’s inability to adequately hedge its holdings sensitive to changes in interest rates;

•	narrowing of credit spreads, thus decreasing DFR’s net interest income on future credit investments (such as bank loans);

•	concentration of investment portfolio in adjustable-rate RMBS;

•	effects of investing in equity and mezzanine securities of CDOs; and

•	effects of investing in the debt of middle market companies.

Relating to the business of Deerfield & Company LLC (Deerfield) and DCM:

•	significant reductions in DCM’s assets under management, (AUM) which would reduce DCM’s advisory fee revenue, due to such factors as weak investment performance, substantial illiquidity or price volatility in the fixed income instruments DCM trades, loss of key portfolio management or other personnel (or lack of availability of additional key personnel if needed for expansion), reduced investor demand for the types of investment products DCM offers or loss of investor confidence due to weak investment performance, volatility of returns and adverse publicity;

•	significant reductions in DCM’s AUM resulting from redemption of investment fund investments by investors therein or withdrawal of money from separately managed accounts;

•	significant reductions in DCM’s investment advisory fee and/or AUM resulting from the failure to satisfy certain structural protections and/or the triggering of events of default contained in the indentures governing the CDOs;

•	non-renewal or early termination of investment management agreements or removal of DCM as investment manager pursuant to the terms of such investment management agreements;

•	pricing pressure on the advisory fees that DCM can charge for its investment advisory services;

•	difficulty in increasing AUM, or efficiently managing existing assets, due to market-related constraints on trading capacity, inability to hire the necessary additional personnel or lack of potentially profitable trading opportunities;

•	the reduction in DCM’s CDO management fees or AUM resulting from payment defaults by issuers of the underlying collateral, downgrades of the underlying collateral or depressed market values of the underlying collateral, all of which may contribute to the triggering of certain structural protections built into CDOs;

•	changes in CDO asset and liability spreads making it difficult or impossible for DCM to launch new CDOs;

•	DCM’s dependence on third party distribution channels to market its CDOs;

•	liability relating to DCM’s failure to comply with investment guidelines set by its clients or the provisions of the management and other agreements; and

• changes in laws, regulations or government policies affecting DCM’s business, including investment management regulations and accounting standards.

Relating to the Merger:

•	DFR’s ability to integrate the businesses of DFR and DCM successfully and the amount of time and expense to be spent and incurred in connection with the integration;

•	the ability to realize the economic benefits that DFR anticipates as a result of the Merger;

•	failure to uncover all risks and liabilities associated with acquiring DCM;

•	federal income tax liability as a result of owning Deerfield through taxable REIT subsidiaries, or TRSs, and the effect of DFR’s acquisition of Deerfield on DFR’s ability to continue to qualify as a REIT;

•	the impact of owning Deerfield on DFR’s ability to rely on an exemption from registration under the 1940 Act;

•	the limitations or restrictions imposed on DCM’s investment management services as a result of DFR’s ownership of DCM;

•	the impact of approximately $74 million of two series of senior secured notes issued as partial consideration for the Merger and DFR’s guarantee of those notes, including the impact of DFR’s guarantee of those notes on DFR’s liquidity, ability to raise additional capital and financial condition;

•	the continuing impact of 14,999,992 shares of Series A Preferred Stock issued in connection with the Merger, including its conversion into common stock approved by DFR’s stockholders, which includes dilution of the ownership of DFR’s common stock and may reduce its market price; and

•	the impact of owning DCM on DFR’s ability to implement certain alternative organizational structures.

These and other factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements are set forth in DFR’s annual report on Form 10-K, as amended, for the year ended December 31, 2007, DFR’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 and DFR’s other public filings with the SEC and public statements by DFR. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.